UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 1, 2010

PALM HARBOR HOMES, INC.

(Exact name of Registrant as Specified in Charter)

Florida	0-24268	59-1036634
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

15303 Dallas Parkway

Suite 800

Addison, Texas 75001-4600

(972) 991-2422

(Address, including zip code, and telephone numbers,

including area code, of principal executive offices)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On November 1, 2010, Palm Harbor Homes, Inc. (the “Company”) reconvened its 2010 Annual Meeting of Shareholders. A total of 22,974,626 shares of the Company’s common stock were entitled to vote as of August 10, 2010, the record date for the Annual Meeting. There were 22,086,354 shares present in person or by proxy at the Annual Meeting, at which the shareholders were asked to vote on the one outstanding proposal. Set forth below are the matters acted upon by the shareholders of the Company at the Annual meeting, and the final voting results of proposal.

(1) The shareholders approved the Second Amended and Restated Articles of Incorporation:

FOR	20,463,130
AGAINST	547,455
ABSTAIN	12,125

Following the conclusion of the meeting the Second Amended and Restated Articles of Incorporation effecting the increase in authorized common stock were filed with the Florida Secretary of State.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit	Title

3.1	Second Amended and Restated Articles of Incorporation of Palm Harbor Homes, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 2, 2010	PALM HARBOR HOMES, INC.

/s/ Larry H. Keener
Larry H. Keener
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Title

3.1	Second Amended and Restated Articles of Incorporation of Palm Harbor Homes, Inc.

3